                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                LICENSE AGREEMENT

                                      Among

                              THE GILLETTE COMPANY,
                          BRISTOL-MYERS SQUIBB COMPANY

                                       and

                          WOMEN FIRST HEALTHCARE, INC.

                                       for

                                    VANIQA(R)

                            Dated as of June 25, 2002


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
SECTION 1. DEFINITIONS ...................................................   1

    Section 1.01.     Definitions ........................................   1
    Section 1.02.     Other Definitions ..................................   3
    Section 1.03.     Interpretations ....................................   3

SECTION 2. LICENSE GRANTS ................................................   4

    Section 2.01.     License Grants by BMS ..............................   4
    Section 2.02.     License Grants by Gillette .........................   4
    Section 2.03.     License Grants by Purchaser; Right of Reference ....   4
    Section 2.04.     Covenant To Take No Action .........................   4
    Section 2.05.     Sublicenses ........................................   4
    Section 2.06.     Delivery Obligations ...............................   5
    Section 2.07.     No Other Rights Granted ............................   5

SECTION 3. OWNERSHIP AND ENFORCEMENT OF INTELLECTUAL PROPERTY ............   5

    Section 3.01.     Ownership of Licensed Property .....................   5
    Section 3.02.     Maintenance of Patents .............................   5
    Section 3.03.     Infringement of Licensed Property ..................   5

SECTION 4. TERM AND TERMINATION ..........................................   6

    Section 4.01.     Term and Expiration ................................   6
    Section 4.02.     Termination of Licenses ............................   6
    Section 4.03.     Effect of Termination of a License .................   6
    Section 4.04.     Accrued Rights; Surviving Obligations ..............   6

SECTION 5. CONFIDENTIALITY ...............................................   7

    Section 5.01.     Generally ..........................................   7
    Section 5.02.     Permitted Disclosures ..............................   7
    Section 5.03.     Confidentiality Agreement ..........................   7

SECTION 6. MISCELLANEOUS .................................................   8

    Section 6.01.     Assignment .........................................   8
    Section 6.02.     Non-Waiver .........................................   8
    Section 6.03.     Entirety of Agreement ..............................   8
    Section 6.04.     Public Announcements ...............................   8
    Section 6.05.     Relationship of the Parties ........................   8
    Section 6.06.     Counterparts .......................................   9
    Section 6.07.     Severability .......................................   9
    Section 6.08.     Expenses ...........................................   9
    Section 6.09.     Descriptive Headings ...............................   9
    Section 6.10.     Amendments and Waivers .............................   9

                                      (i)

                          ----------------------------

    Section 6.11.     Injunctive Relief. ................................     9
    Section 6.12.     Dispute Resolution. ...............................     9
    Section 6.13.     Governing Law. ....................................    10
    Section 6.14.     Successors and Assigns. ...........................    10
    Section 6.15.     Waiver of Jury Trial. .............................    10

ANNEXES

    Annex A           Gillette Patents
    Annex B           Foreign Patent Maintenance

                                      (ii)

         THIS LICENSE AGREEMENT (this "Agreement"), dated as of June 25, 2002 (the "Effective Date"), is among The Gillette Company, a Delaware corporation ("Gillette"), Bristol-Myers Squibb Company, a Delaware corporation ("BMS") and Women First HealthCare, Inc., a Delaware corporation "Purchaser").

                                    RECITALS

         WHEREAS, BMS and Gillette, through their respective wholly-owned subsidiaries, entered into a Delaware general partnership on October 7, 1996 to form Westwood-Squibb Colton Holdings Partnership (the "Partnership");

         WHEREAS, Purchaser, the Partnership, BMS and Gillette entered into an Asset Purchase Agreement, dated as of June 25, 2002 (the "Asset Purchase Agreement"), pursuant to which the Partnership will sell to Purchaser, and Purchaser will purchase from the Partnership, on the Effective Date, certain rights, title and interest in and to the "Business" (as defined in the Asset Purchase Agreement);

         WHEREAS, BMS and Gillette, in partial consideration of the payments that are to be made pursuant to the Asset Purchase Agreement, desire to grant to Purchaser certain licenses to assist Purchaser in commercializing the Product (as defined below) and Improvements (as defined below) thereto; and

         WHEREAS, Purchaser, in partial consideration of the rights granted to it under this Agreement, desires to grant to Gillette certain rights of reference to the Licensed Regulatory Documentation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   SECTION 1.
                                  DEFINITIONS

         Section 1.01. Definitions.

         For purposes of this Agreement:

         "Acquired Intellectual Property" shall mean the Intellectual Property, as defined in the Asset Purchase Agreement.

         "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For the purposes of this definition, the term "control", as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

         "BMS Know-How" shall mean all Know-How Controlled by BMS or its Affiliates, including Westwood-Squibb Holdings, Inc., as of the Effective Date that is not Acquired Intellectual Property.

         "BMS/Gillette Know-How" shall mean the BMS Know-How and the Gillette Know-How.

         "BMS Patents" shall have the meaning set forth in the Asset Purchase Agreement.

         "Controlled by" shall mean with respect to any Know-How, copyright, patent or other intellectual property right that a party owns, has a license to, or otherwise uses such Know-How, copyright, patent or other intellectual property right and has the ability to grant to the other party access, a license or a sublicense (as applicable) to such Know-How, copyright, patent or other intellectual property right as provided for in this Agreement without violating the terms of any agreement or other arrangement with any third party existing at the time such party would be first required under this Agreement to grant the other party such access, license or sublicense.

         "Gillette Know-How" shall mean all Know-How Controlled by Gillette or its Affiliates, including Colton Research and Development, Inc., as of the Effective Date that is not Acquired Intellectual Property.

         "Gillette Patents" shall mean (a) U.S. Patents 4,720,489 and 5,648,394,
(b) all divisionals, continuations, continuations-in-part, reissues, extensions, reexaminations, or renewal applications related to the foregoing; and (c) all foreign equivalents to any of the foregoing. All such patents and foreign equivalents granted or filed as of the date of this Agreement are set forth on Annex A hereto.

         "HMR License" shall mean the immunity from suit and reference rights set forth in that certain agreement between Gillette and Hoescht Marion Roussel, Inc., et al., dated May 6, 1996.

         "Improvement" shall mean any modification by Purchaser or its Affiliates to the Product, including, without limitation, any modification in its manufacture, composition, preparation, means of delivery or dosage and reformulations, derivatives or presentations of the Product (including prescription and over-the-counter formulations) but shall specifically exclude
(a) any such modification by Gillette, BMS or any of their respective Affiliates and (b) any modification to the Product that alters or substitutes the Product's active ingredient, eflornithine hydrochloride.

         "Indication" shall mean the treatment of unwanted facial hair in women.

         "Know-How" shall mean product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, engineering and other manuals and drawings, standard operating procedures, formulae, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety, quality assurance, quality control and clinical data, technical information, research records, and all other confidential or proprietary technical and business information which is used exclusively in the Business. For the sake of clarity, none of the foregoing information shall be included in Know-How to the extent that such information is covered by any claim of any Patent, as defined in the Asset Purchase Agreement, including without limitation any BMS Patent and any Gillette Patent.

         "Licensed Regulatory Documentation" shall mean all (a) regulatory filings, supporting documents, chemistry, manufacturing and control data, preclinical and clinical studies and tests and (b) records maintained under record keeping or reporting requirements of the U.S. Food and Drug Administration or any other governmental entity, in each case held by Purchaser or any of its Affiliates and related to the Product or any Improvements thereto, including the Regulatory Documentation (as defined in the Asset Purchase Agreement.)

         "Person" shall mean any individual, group, corporation, partnership or other organization or entity (including any Federal, state, local or non-U.S. government or any court of competent jurisdiction, legislature, governmental agency, administrative agency or commission or other governmental authority or instrumentality, U.S. or non-U.S.).

         "Product" shall mean the prescription form of VANIQA(R) (eflornithine hydrochloride) Cream, 13.9%.

         "Related Instruments" shall have the meaning set forth in the Asset Purchase Agreement.

         Section 1.02. Other Definitions.

         The following terms have the meanings set forth in the Sections set forth below:

         Term                                               Section
         ----                                               -------
         Agreement                                          Preamble
         Asset Purchase Agreement                           Recitals
         BMS                                                Preamble
         Business                                           Recitals
         Effective Date                                     Preamble
         Gillette                                           Preamble
         Licensed Party                                     4.02
         Partnership                                        Recitals
         Purchaser                                          Preamble

Any other terms capitalized in this Agreement and not defined in Section 1.01 or referenced in this Section 1.02 shall have the meaning ascribed to such term in the Asset Purchase Agreement for the Product.

         Section 1.03. Interpretations.

                  (a) In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  (b) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise; (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document or any addenda, schedules, exhibits or amendments thereto, and as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (ii) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended; (iii) any reference herein to any Person shall be construed to include the Person's successors and assigns; (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (v) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement; and (vi) the singular number includes the plural number and vice versa.

                                   SECTION 2.
                                 LICENSE GRANTS

         Section 2.01. License Grants by BMS.

         In partial consideration of the payments that are to be made by Purchaser pursuant to the Asset Purchase Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Purchaser and its Affiliates an exclusive (including with respect to BMS and its Affiliates), worldwide, royalty-free license, under the BMS Know-How (in perpetuity), to make, have made, use, have used, offer for sale, sell, import and export the Product and Improvements for the Indication.

         Section 2.02. License Grants by Gillette.

                  (a) In partial consideration of the payments that are to be made by Purchaser pursuant to the Asset Purchase Agreement, Gillette, on behalf of itself and its Affiliates, hereby grants to Purchaser and its Affiliates an exclusive (including with respect to Gillette and its Affiliates), worldwide, royalty-free license, under the Gillette Patents (for the term of each such Patent) and the Gillette Know-How (in perpetuity), to make, have made, use, have used, offer for sale, sell, import and export the Product and Improvements for the Indication. The license granted hereunder does not include, expressly or otherwise, rights to any other patents owned by Gillette other than the Gillette Patents.

                  (b) In partial consideration of the payments that are to be made by Purchaser pursuant to the Asset Purchase Agreement, Gillette, on behalf of itself and its Affiliates, hereby grants to Purchaser a sublicense of all its rights under the HMR License to make, have made, use, have used, offer for sale, sell import and export the Product and Improvements for the Indication subject to the terms and conditions thereof and Purchaser's assumptions of any payment and reporting obligations thereunder with respect to its development and commercialization of the Product and such Improvements.

         Section 2.03. License Grants by Purchaser; Right of Reference.

                  (a) In partial consideration of the assets that are to be acquired by the Purchaser pursuant to the Asset Purchase Agreement, Purchaser, on behalf of itself and its Affiliates, hereby grants to Gillette and its Affiliates an exclusive (including with respect to Purchaser and its Affiliates) worldwide, royalty-free license to the BMS Patents (for the term of each such BMS Patent) for use in connection with the development and commercialization of products specifically for indications other than the Indication.

                  (b) In partial consideration of the rights granted to Purchaser pursuant to the Asset Purchase Agreement, Purchaser, on behalf of itself and its Affiliates, hereby grants to Gillette and its Affiliates an exclusive (including with respect to Purchaser and its Affiliates), royalty-free, perpetual license to access and reference the Licensed Regulatory Documentation for use in connection with the development and commercialization of products specifically for indications other than the Indication.

         Section 2.04. Covenant To Take No Action.

         Subject to the terms and conditions of this Agreement, Gillette and BMS each agree that they and their respective Affiliates will take no action under any intellectual property rights of Gillette, BMS or their respective Affiliates that exist as of the Closing to prevent Purchaser from making, having made, using, having used, offering for sale, selling, importing or exporting the Product, in its formulation as of the Closing, for the Indication, anywhere in the world.

         Section 2.05. Sublicenses.

     Each party shall have the right to grant to third parties sublicenses under any license granted it hereunder, subject to the prior written approval of the licensor, which consent shall not be unreasonably withheld. All of the terms and conditions of this Agreement shall apply to any sublicenses. Each party hereby guarantees and assumes responsibility for the performance of all obligations so imposed on any sublicensee by reason of operation of the applicable sublicense. Notwithstanding the foregoing, Purchaser and its Affiliates may sublicense the Gillette Patents and the BMS/Gillette Know-How to end-users of the Product without BMS' or Gillette's consent, as applicable, to the extent the Gillette Patents and the BMS/Gillette Know-How are embodied in or incorporated into the Product and to the extent such sublicense is required for end-users of the Product to use the Product as intended.

     Section 2.06. Delivery Obligations.

     Each party shall promptly upon another party's reasonable request deliver to such other party any Know-How and, pursuant to Section 2.03, copies of any Licensed Regulatory Documentation, licensed to such other party by such party under this Agreement.

     Section 2.07. No Other Rights Granted.

     Any rights not expressly granted by a party are hereby reserved by such party.

                                   SECTION 3.
               OWNERSHIP AND ENFORCEMENT OF INTELLECTUAL PROPERTY

     Section 3.01. Ownership of Licensed Property.

     Subject to any rights granted under Section 2, each party shall have and retain sole and exclusive title to any intellectual property licensed by such party under Section 2.

     Section 3.02. Maintenance of Patents.

     Gillette shall (a) maintain the Gillette Patents in the United States for the term of each such Gillette Patent, and (b) maintain the Gillette Patents in the foreign countries listed in Annex B in which any such Gillette Patent has been granted for the respective terms thereof. During the term of each Gillette Patent, Gillette shall provide prompt notice of any material proceedings or developments which may adversely affect the prosecution or maintenance of the Gillette Patents related to the Indication and shall provide such further information related to such proceedings or developments as may be reasonably requested by Purchaser.

     Section 3.03. Infringement of Licensed Property.

     If a party becomes aware that any of the intellectual property licensed pursuant to Section 2 is or may be infringed by a third party, such party shall promptly notify any licensor or licensee, as the case may be, to this Agreement thereof within thirty (30) days of such awareness, and shall thereafter provide such other information related to the infringement as may be reasonably requested by any licensor or licensee, as the case may be. Upon receiving notice of infringement or suspected infringement of its intellectual property, the licensor of the intellectual property in question shall, at its option, (a) use commercially reasonable efforts directed to prevent or enjoin any such infringement and to prosecute any proceedings that may be necessary for such purposes, all at its direction and expense, or (b) if the licensor fails to use commercially reasonable efforts to prevent or enjoin any such infringement within sixty (60) days of a written request from the licensed party to take such action, the licensed party may seek to prevent or enjoin any such infringement and to prosecute such proceedings at its expense. Any damages recovered shall be for the account of the party who brings the action. Each party agrees to provide the party that is seeking to prevent or enjoin any such infringement with all reasonable assistance, information and authority to perform the foregoing.

                                   SECTION 4.
                              TERM AND TERMINATION

     Section 4.01. Term and Expiration.

     This Agreement shall become effective as of the Effective Date and shall continue in perpetuity unless all licenses under Section 2 have terminated pursuant to Section 4.02.

     Section 4.02. Termination of Licenses.

     A party may terminate any right or license granted by it in Section 2 of this Agreement, other than Section 2.03, if the party to whom it has granted such right or license (the "Licensed Party") or any of the Licensed Party's Affiliates has materially breached any of the Related Instruments; provided that the terminating party has provided written notice of such breach or failure to satisfy, as applicable, to the Licensed Party and the Licensed Party has failed to cure such breach or failure to satisfy within sixty (60) days of receipt of such notice. Any termination pursuant to the proceeding sentence shall become effective immediately upon written notice to the Licensed Party of the occurrence of the conditions for such termination. The right of each party to terminate this Agreement as provided in this Section 4.02 shall not be affected in any way by such party's or any other party's waiver, delay or failure to take action with respect to any default by a Licensed Party.

     Section 4.03. Effect of Termination of a License.

     Upon the termination by a party of any license granted by it to a Licensed Party pursuant to Section 4.02, in addition to any other remedies available to such terminating party at law or in equity, (a) such Licensed Party shall promptly cease use of such licensed intellectual property and transfer to such party copies of all data, reports, records and materials in such Licensed Party's possession or control that relate to research, development and commercialization of the intellectual property licensed to such Licensed Party and return to such party all relevant records and materials in such Licensed Party's possession or control containing confidential information of such party (provided that such Licensed Party may keep one copy of such confidential information of such party for archival purposes only); and (b) all sublicenses granted by such Licensed Party under such terminated right or license shall terminate.

     Section 4.04. Accrued Rights; Surviving Obligations.

          (a) Termination of this Agreement shall be without prejudice to any rights which shall have accrued to the benefit of any party prior to such termination. Such termination shall not relieve any party from obligations that are expressly indicated to survive termination of this Agreement.

          (b)  All of the parties' rights and obligations under this Section
4.04 and Section 5 shall survive termination of this Agreement.

                                   SECTION 5.
                                 CONFIDENTIALITY

     Section 5.01. Generally.

     Each party acknowledges that it will receive Confidential Information of one or more of the other parties pursuant to this Agreement. Each party shall
(a) safeguard and hold any Confidential Information received by it from any other party in confidence, except to the extent required in connection with the permitted exploitation of such Confidential Information in accordance with this Agreement, and (b) limit disclosure of such Confidential Information to those directors, employees, agents and representatives with a need to know in connection with the permitted exploitation of such information in accordance with this Agreement and who are bound by obligations of confidentiality at least as stringent as those set forth herein. No party shall, directly or indirectly, disclose, publish or use the Confidential Information of another party for the benefit of any third party or itself, except to the extent permitted by Section
5.02. "Confidential Information" shall include Know-How, scientific information, clinical data, efficacy and safety data, adverse event information, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments) and other terms and conditions of sales, customer information, business plans, and all other intellectual property, but shall not include the following:

          (a) information that is known to the receiving party prior to the time of disclosure of it, to the extent evidenced by written records or other competent proof;

          (b) information that is independently developed by employees, agents or independent contractors of the receiving party or its Affiliates without reference to or reliance upon the information furnished by the disclosing party, as evidenced by written records or other competent proof;

          (c) information disclosed to the receiving party or its Affiliates by a third party that has a right to make such disclosure; or

          (d) any other information that becomes part of the public domain through no fault or negligence of the receiving party.

     Section 5.02. Permitted Disclosures.

     A party shall be entitled to disclose another party's Confidential Information (a) as required to be disclosed in compliance with applicable laws, including to comply with Securities and Exchange Commission (New York Stock Exchange or other stock exchange disclosure requirements), or by order of any governmental body or court of competent jurisdiction, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement or (c) as may be necessary in connection with the permitted exploitation of such Confidential Information in accordance with this Agreement; provided, that, the party disclosing another party's Confidential Information pursuant to this Section
5.02 shall promptly notify such other party and shall use commercially reasonable efforts to obtain confidential treatment of such Confidential Information by the Person to whom such information is to be disclosed; provided, further, that, in the case of disclosure by a party of another party's Confidential Information pursuant to clause (a) above, such party shall (y) provide such other party with prompt prior notice of the proposed disclosure so that such other party may seek a protective order or other appropriate remedy, and (z) provide such other party with a copy of the proposed disclosure in sufficient time to allow reasonable opportunity to comment thereon.

     Section 5.03. Confidentiality Agreement.

     The confidentiality obligations set forth in this Section 5 shall supercede the confidentiality obligations set forth in the certain Confidentiality Agreement dated February 18, 2002, among Purchaser, Gillette and BMS.

                                   SECTION 6.
                                  MISCELLANEOUS

     Section 6.01. Assignment.

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to do so will be null and void; provided, however, that Purchaser may: (i) assign its rights and obligations to the successor in interest to its business or a purchaser of all or substantially all of its assets, and (ii) pledge and grant a security interest in any of Purchaser's rights and interests in the Acquired Assets and the Business, including under this Agreement.

     Section 6.02. Non-Waiver.

     Any failure on the part of a party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

     Section 6.03. Entirety of Agreement.

     This Agreement, the Related Agreements and the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Agreements.

     Section 6.04. Public Announcements.

     The form and content of any public announcement to be made by a party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other parties (which consent may not be unreasonably withheld), except as may be required by applicable law (including disclosure requirements of the Securities and Exchange Commission, the New York Stock Exchange, or any other stock exchange) in which event the disclosing party shall use commercially reasonable efforts to give the other parties reasonable advance notice and reasonable opportunity to review any such disclosure.

     Section 6.05. Relationship of the Parties.

     In making and performing this Agreement, the parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between or among any of the parties. Except as otherwise provided herein, no party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of any other party. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by such party.

     Section 6.06. Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     Section 6.07. Severability.

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     Section 6.08. Expenses.

     Each party shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby and thereby.

     Section 6.09. Descriptive Headings.

     The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 6.10. Amendments and Waivers.

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. By an instrument in writing, any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

     Section 6.11. Injunctive Relief.

     Each of the parties hereto agrees that if Section 5 of this Agreement is not performed in accordance with its specific terms, (a) severe and irreparable damage would occur, (b) no adequate remedy at law would exist and (c) damages would be difficult to determine. Each of the parties agrees that, in such case, the injured party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by applicable law, and the breaching party shall waive any requirement that such party post bond as a condition for obtaining any such relief.

     Section 6.12. Dispute Resolution.

     The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term which relates to either party's rights and/or obligations hereunder. Except as otherwise provided by Section 6.11 with respect to disputes regarding Section 5 of this Agreement, in the event of the occurrence of such a dispute, either party may, by notice to the other party, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Such designated officers are as follows:

     For Purchaser: Edward F. Calesa, President and CEO
     For BMS: Charles Linzner, Vice President and Senior Counsel, Pharmaceutical Research Institute and External Development
     For Gillette:  Richard Willard, Senior Vice President and General Counsel

     In the event the designated officers are not able to resolve such dispute within such thirty (30) day period, or such other period of time as the parties may mutually agree in writing, the parties agree to have the dispute finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, 201-208. The arbitration shall be held in New York City. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. If the dispute is between any of BMS or Gillette, on the one hand, and Purchaser, on the other hand, BMS and/or Gillette, as applicable, shall jointly select one (1) arbitrator and Purchaser shall select one (1) arbitrator, who, in each case, shall be an experienced lawyer and fluent in English. If the dispute is between only two (2) of the three (3) parties, each party shall select one (1) arbitrator who shall be an experienced lawyer and fluent in English. The arbitrators selected by the parties shall select a third arbitrator from among arbitrators designated by the American Arbitration Association.

     Section 6.13. Governing Law.

     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice the law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 6.14. Successors and Assigns.

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 6.15. Waiver of Jury Trial.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.15.

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                                       -10-

     IN WITNESS WHEREOF, the parties have executed this License Agreement as of the day and year first above written.


                               THE GILLETTE COMPANY


                               By:        /s/ Carol S. Fischman
                                   --------------------------------------------
                                   Name:  Carol S. Fischman
                                   Title: Deputy General Counsel and Assistant
                                          Secretary, as Attorney-in-Fact


                               BRISTOL-MYERS SQUIBB COMPANY


                               By:        /s/ Robert E. Ewers, Jr.
                                   --------------------------------------------
                                   Name:  Robert E. Ewers, Jr.
                                   Title: Vice President, Corporate Development


                               WOMEN FIRST HEALTHCARE, INC.


                               By:        /s/ Charles M. Caporale
                                   --------------------------------------------
                                   Name:  Charles M. Caporale
                                   Title: Chief Financial Officer